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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): July 31, 1998



                            VISION TWENTY-ONE, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)




         FLORIDA                   0-22977                   59-3384581
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     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)             Identification No.)
      incorporation)



              7209 BRYAN DAIRY ROAD
                 LARGO, FLORIDA                                 33777
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    (Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number, Including Area Code: 813-545-4300


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 31, 1998, Vision Twenty-One, Inc. (the "Company") closed, effective June 30, 1998, the acquisition (the "Acquisition") of substantially all of the assets of Vision World, Inc. ("Vision World").

     As consideration for the Acquisition, the Company agreed to a purchase price of $18,550,000 subject to adjustments on a dollar for dollar basis in the event that surplus cash and net worth are greater or less than $2,350,000 and $5,475,000, respectively. At closing the Company paid Vision World $16,650,000 cash and delivered $300,000 into escrow, subject to certain post closing adjustments. The cash portion of the consideration was financed through the Company's credit facility. The Acquisition included Vision World's 38 retail optical locations in the Company's Minneapolis/St. Paul Local Area Delivery System "LADS"(R) and makes the Company the largest provider of eye care products and services in the State of Minnesota. Included in the Acquisition was a state-of-the-art central optical laboratory, which services all 38 locations. Revenues in 1997 were $25.8 million and the Acquisition is accretive to Company earnings.

     The Acquisition will be accounted for as a purchase transaction for financial reporting purposes.

ITEM 5.   OTHER EVENTS.

     On July 2, 1998, the Company issued a press release announcing that the Company had entered into a letter of intent with Vision World, a copy of which was previously filed with the Company's Form 8-K filed on July 10, 1998.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.

     It is impracticable to provide the required financial statements for the Acquisition at the time this Report is being filed. The Company undertakes to file the required financial statements as soon as they are available (expected to be no later than October 14, 1998) under cover of an amendment to this Form 8-K or such other acceptable Exchange Act report, but no later than sixty (60) days after the date this Report must be filed.

          (b)  Pro Forma Financial Information.

     It is impracticable to provide the pro forma financial information for the Acquisition that would be required pursuant to Article 11 of Regulation S-X at the time this Report is being filed. The Company undertakes to file the required pro forma financial as soon as it is available (expected to be no later than October 14, 1998) under cover of an amendment to this Form 8-K or such other acceptable Exchange Act report, but no later than sixty (60) days after the date this Report has been filed.

          (c)  EXHIBITS

     The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISION TWENTY-ONE, INC.



                                        By:  /s/ Richard T. Welch
                                             ---------------------------------
                                                 Richard T. Welch
                                        Its:     Chief Financial Officer



Dated: August 7, 1998




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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER      EXHIBIT
-------     -------
 10.0*      Asset Purchase Agreement dated effective June 30, 1998 among
            Vision Twenty-One, Inc. Vision World, Inc. Russell Trenholme and
            Takako Trenholme.

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*           Schedules (or similar attachments) have been omitted and the
            Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.





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